As filed with the Securities and Exchange Commission on July 31, 2003.

                                           Registration No. 333-[              ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           Orthofix International N.V.
             (Exact name of Registrant as specified in its charter)

     Netherlands Antilles                                     Not Applicable
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                             7 Abraham de Veerstraat
                          Curacao, Netherlands Antilles
              (Address of Registrant's principal executive offices)

               ORTHOFIX INTERNATIONAL N.V. STAFF SHARE OPTION PLAN
                   ORTHOFIX INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                           Orthofix International N.V.
                               10115 Kincey Avenue
                                    Suite 250
                       Huntersville, North Carolina 28078
                                 (704) 948-2600
            (Name, address and telephone number of agent for service)
                          ----------------------------

                                   Copies to:
                               George Spera, Esq.
                             Shearman & Sterling LLP
                  599 Lexington Avenue, New York, NY 10022-6069
                                 (212) 848-4000


                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
    Title of Securities to be       Amount to be      Proposed Maximum          Proposed Maximum            Amount of
           Registered                Registered      Offering Price Per     Aggregate Offering Price     Registration Fee
                                        (1)             Security (2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value US
$ 0.10 per share ("Common Stock")
                   ------------

Staff Share Option Plan               950,000              $17.875                $16,981,250                 $1,373.79
Staff Share Option Plan               300,000              $ 32.61                $ 9,783,000                 $  791.45
Employee Stock Purchase Plan          250,000              $ 32.61                $ 8,152,500                 $  659.54
                                     ---------                                    -----------                 ---------
                                     1,500,000                                    $34,916,750                 $2,824.78

==========================================================================================================================

(1) 1,250,000 shares of Common Stock are being registered under the Orthofix International N.V. Staff Share Option Plan (the "Staff Plan") and 250,000 shares of Common Stock are being registered under the ESPP (the ESPP and the Staff Plan are collectively referred to herein as the "Plans"). In addition, this Registration Statement, pursuant to Rule 416(c) under the Securities Act, shall cover any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of Common Stock of Orthofix International N.V. (the "Registrant").

(2) The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on (I) with respect to 950,000 shares of Common Stock under the Staff Plan underlying stock options previously awarded, the weighted average exercise price of $17.875, (II) with respect to 300,000 shares of Common Stock under the Staff Plan available for future awards of stock options, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the bid and asked prices for the Registrant's shares of Common Stock reported on the Nasdaq National Market (the "Nasdaq") on July 25, 2003, and (III) with respect to 250,000 shares of Common Stock under the ESPP available for future awards of shares of Common Stock, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the bid and asked prices for the Registrant's shares of Common Stock reported on the Nasdaq on July 25, 2003.

                                  Page 2 of 12
                        Exhibit Index Appears on Page 12

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*







--------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents which we have been filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made part of this Registration Statement:

                  (a) our Annual Report on Form 10-K (Commission File No. 0-19961) for the fiscal year ended December 31, 2002, filed on March 31, 2003 (the "Form 10-K");

                  (b) our Quarterly Report on Form 10-Q (Commission File No. 0-19961) for the quarterly period ended March 31, 2003, filed on May 13, 2003;

                  (c) our Current Reports on Form 8-K (Commission File No. 0-19961), filed on March 6, 2003, March 31, 2003, April 25, 2003 and July 24,
2003; and

                  (d) the description of our shares of Common Stock contained in our Registration Statement on Form 8-A (Commission File No. 0-19961), filed with the Commission on March 20, 1992, under the Securities Exchange of 1934, as amended (the "Exchange Act"), and the description of the Rights of the Registrant contained in our Registration Statement on Form 8-A (Commission File No. 0-19961), filed with the Commission on August 21, 1995.

                  In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but before we file a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  None.

Item 6.           Indemnification of Directors and Officers.

                  Article XI of the Registrant's Articles of Incorporation generally provides, in relevant part:

                  The Company will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.

                  The Company will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been finally adjudged to be liable to the Company for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction will deem proper.

                  To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the two preceding paragraphs, or in defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Any indemnification under the first two paragraphs of Article XI (unless ordered by a court) will be made by the Company only as authorized by contract approved, or by-laws, resolution or other action adopted or taken, by the Board of Directors or by the shareholders.

                  Expenses incurred in defending a civil and criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it will ultimately be determined that he is not entitled to be indemnified by the Company as authorized by Article XI.

                  The indemnification and advancement of expenses provided by or granted pursuant to the other paragraphs of Article XI will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of the estate of such a person.

                  The Company will have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of a Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article XI.

                  For purposes of Article XI, reference to the "Company" will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, and which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of Article XI with respect to the resulting or surviving corporation if its separate existence had continued.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

         See attached "Index to Exhibits" list.

Item 9.           Undertakings.

                  (a) We hereby undertake:

                  1. To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) We hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of the our annual report filed on Form 10-K pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Huntersville, North Carolina, on this 31st day of July 2003.



                                    ORTHOFIX INTERNATIONAL N.V.



                                    By:  /s/ Charles W. Federico
                                       -----------------------------------------
                                    Name:  Charles W. Federico
                                    Title: President and Chief Executive Officer

                               POWERS OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Charles
W. Federico and Thomas Hein, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) a registration statement or statements on Form S-8, or such other form as may be recommended by counsel, to be filed with the Securities and Exchange Commission (the "Commission"), and any and all amendments and post-effective amendments thereto, and any and all post-effective amendments to registration statements or statements on Form S-8 previously filed with the Commission, and any and all instruments and documents filed as a part of or in connection with the said registration statement or amendments thereto, with respect to the Orthofix International N.V. Staff Share Option Plan (including the Performance Accelerated Stock Option program) and the Orthofix Inc. Employee Stock Purchase Plan, and (2) any registration statements, reports and applications relating thereto to be filed by Orthofix International N.V. (the "Company") with the Commission and/or any national securities exchanges under the Securities Exchange Act of 1934, as amended, and any and all amendments thereto, and any and all instruments and documents filed as part of or in connection with such registration statements or reports or amendments thereto; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that the said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on this 31st day of July, 2003.

Name and Signature                     Title
------------------                     -----


            *                          Chairman of the Board of Directors
----------------------------
Robert Gaines-Cooper


            *                          Director
----------------------------
Peter J. Hewett


            *                          Deputy Chairman and Director
----------------------------
Edgar Wallner


/s/ Charles W. Federico                President and Chief Executive Officer
----------------------------           (Principal Executive Officer)
Charles W. Federico

/s/ Thomas Hein                        Chief Financial Officer
----------------------------           (Principal Financial and Accounting
Thomas Hein                            Officer)


            *                          Executive Vice President and Director
----------------------------
Peter W. Clarke


            *                          Director
----------------------------
Jerry C. Benjamin


            *                          Director
----------------------------
James F. Gero


            *                          Director
----------------------------
Frederik K. J. Hartsuiker


            *                          Director
----------------------------
John W. Littlechild


            *                          Director
----------------------------
Alberto C d'Abreu de Paulo





----------------------------
* By Thomas Hein,
(As Attorney-in-Fact)

                                  EXHIBIT INDEX

Exhibit No.    Description of Document

4.1 Articles of Incorporation of Orthofix International N.V., as amended to date (filed as an exhibit to the Annual Report on Form 20-F of Orthofix International N.V. (Commission File No. 0-19961) filed on June 29, 2001, and incorporated herein by reference)

4.2 Orthofix International N.V. Staff Share Option Plan (filed as an exhibit to the Annual Report on Form 10-K of Orthofix International N.V. (Commission File No. 0-19961)) for the fiscal year ended December 31, 2002, filed on March 31, 2003, and incorporated herein by reference)

4.3 Orthofix Inc. Employee Stock Purchase Plan (filed as an exhibit to the Annual Report on Form 10-K of Orthofix International N.V. (Commission File No. 0-19961) for the fiscal year ended December 31, 2002, filed on March 31, 2003, and incorporated herein by reference)

**5 Opinion of Smeets Thesseling van Bokhorst Spigt, as to the legality of the Common Shares being registered

**23.1         Consent of Ernst & Young LLP, independent auditors

**23.2         Consent of PricewaterhouseCoopers, independent accountants

**23.3         Consent of Smeets Thesseling van Bokhorst Spigt (included in
               Exhibit 5)

**24           Power of Attorney (included on signature pages)


--------------------
**  Filed herewith